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                                                                    Exhibit 3.18

                           U.S.I. HOLDINGS CORPORATION
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                       SERIES I NON-VOTING PREFERRED STOCK

                                   ----------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                                   ----------

          We, the undersigned, Chief Executive Officer and Secretary, respectively, of U.S.I. HOLDINGS CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), in accordance with the provisions of Section 151 of the GCL, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolutions on December 18, 1995:

          RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issuance of a series of the Preferred Stock of the Corporation (the "Preferred Stock") and hereby fixes the designation, dividend rate, redemption provisions, voting powers, rights on liquidation or dissolution, conversion rights and other preferences and relative participating, optional or special rights, and the qualifications, limitations or restrictions thereof, as follows:

          1. Designation: Number of Shares. There is hereby created from the
             -----------------------------
authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the Corporation's "Series I Non-Voting Preferred Stock". The number of shares of Series I Non-Voting Preferred Stock shall be 1,400,000.

          2. Voting. (a) Except as otherwise expressly provided herein or as
             ------
required by law, the holder of each share of the Series I Preferred Stock shall not have any voting rights. With respect to any matter on which the holders of Series I Non-Voting Preferred Stock shall be entitled to vote, the holder of each share of the Series I Non-Voting Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock of the Corporation (the "Common Stock") or Non-Voting Common Stock of the Corporation (the "Non-Voting Common Stock," and, together with the Common Stock, hereinafter referred to as "Common Shares") into which such share of Series I Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Non-Voting Common Stock (except as otherwise expressly provided herein

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                                      -2-

or as required by law, voting together with the Common Stock and Non-Voting Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series I Non-Voting Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (b) So long as shares of Series H Preferred Stock and Series I Non-Voting Preferred Stock are outstanding, and except as otherwise provided by the General Corporation Law of the State of Delaware, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock and Series I Non-Voting Preferred Stock, voting or consenting as a single class, create any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over the Series H Preferred Stock or the Series I Non-Voting Preferred Stock with respect to dividends, redemption or liquidation. No vote of the holders of Series H Preferred Stock and Series I Non-Voting Preferred Stock shall be required to create any security which is on a parity with the Series H Preferred Stock and the Series I Non-Voting Preferred Stock and which has liquidation, merger and dividend preferences or conversion rights commensurate with its purchase price.

          (c) So long as shares of Series H Preferred Stock and Series I Non-Voting Preferred Stock are outstanding, and except as otherwise provided by the General Corporation Law of the State of Delaware, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of the Series H Preferred Stock and the Series I Non-Voting Preferred Stock, voting or consenting as a single class, alter or change the rights, preferences or privileges of the shares of Series H Preferred Stock and Series I Non-Voting Preferred Stock so as to affect adversely the holders of the altered or changed series.

          (d) So long as any shares of Series H Preferred Stock and Series I Non-voting Preferred Stock remain outstanding, the Corporation shall not nor shall it permit any of its subsidiaries to, without the approval of the holders of the majority of the Series H Preferred Stock and the Series I Non-Voting Preferred stock, voting or consenting as a single class, except to the extent that a vote or consent by the holders of Series I Non-Voting Preferred Stock would violate any law, regulation, rule or other requirement or any governmental authority at the time applicable to such holders and their Affiliates, purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Shares of the Corporation, provided, however,
                                                           --------  -------
that this restriction shall not apply to the repurchase of Common Shares from employees, officers or directors of or consultants to the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events,

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                                      -3-

including termination of employment or services, and rights of first refusal upon certain proposed transfers of securities by such individuals.

          (e) Notwithstanding the provisions of section 2(c), so long as shares of Series I Non-Voting Preferred Stock are outstanding, and except as otherwise provided by the General Corporation Law of the State of Delaware, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series I Non-Voting Preferred Stock, voting or consenting separately as a class, amend or restate the Certificate of Incorporation of the Corporation in a way that adversely affects the special rights of the Series I Non-Voting Preferred Stock, including, without limitation, any rights pertaining to Regulated Stockholders (as defined in the Certificate of Incorporation of the Corporation).

          3. Dividend. (a) No dividends shall accumulate on the Series I
             --------
Non-Voting Preferred Stock. In the event the Corporation shall declare a cash dividend on any series of Preferred Stock, then, in each such case, the dividend shall be distributed ratably among the holders of Series I Non-Voting Preferred Stock and any other series of Preferred Stock then entitled to share in such dividend in proportion to the aggregate liquidation preference of the shares of Series I Non-Voting Preferred Stock and any such other series of Preferred Stock held by each holder of Preferred Stock.

          (b) In the event the Corporation shall declare a cash dividend on the Common Shares, then, in each such case, the holders of Series I Non-Voting Preferred Stock shall be entitled to a proportionate share of any such dividend as though the holders of the Series I Non-Voting Preferred Stock were the holders of the number of shares of Common Stock or Non-Voting Common Stock of the Corporation into which the shares of Series I Non-Voting Preferred Stock are convertible as of the record date fixed for the determination of the holders entitled to receive such dividend.

          (c) Cash dividends shall be paid only when, as and if declared by unanimous vote of the Board of Directors.

          4. Liquidation Preference. (a) Upon the dissolution, complete
             ----------------------
liquidation or winding up of the Corporation, the holder of each share of Series I Non-Voting Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Shares or any other class of capital stock ranking junior to the Series I Non-Voting Preferred Stock upon liquidation which may be authorized and issued from time to time, an amount per share of Series I Non-Voting Preferred Stock equal to the greater of
(1) $4.45 per share of Series I Non-Voting Preferred Stock (the "Original Series I Issue Price") plus an amount per annum equal to 10% of the Original Series I Issue Price calculated from the date of issuance of such share of the Series I Non-Voting Preferred Stock and minus for each year

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                                      -4-

or portion thereof after the date of issuance the lesser of, (i) the amount of any cash dividends paid in respect of such share of Series I Non-Voting Preferred Stock, or (ii) an amount equal to 10% of the Original Series I Issue Price (the "Series I Liquidation Preference"); provided that if the amounts
                                               --------
distributable to stockholders are not sufficient to make full payment of the aforesaid preferential amounts to the holders of the Series I Non-Voting Preferred Stock in accordance herewith and to the holders of each other series of Preferred Stock ranking on a parity with the Series I Non-Voting Preferred Stock, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount distributable to stockholders shall be distributed among the holders of the Series I Non-Voting Preferred Stock and each other series of Preferred Stock entitled to participate therein in proportion to the liquidation preference of the shares held by each such holder and (2) the sum of (x) the excess of the Series I Liquidation Preference per share over the Original Series I Issue Price per share plus (y) the amount (the "Shared Allocation") that the holder of a share of Series I Non-Voting Preferred Stock would receive upon such distribution if all shares of Series I Non-Voting Preferred Stock and any other series of Preferred Stock entitled to similar rights in connection with such distribution were converted into Common Shares immediately after the distribution of the amount referred to in clause (x) and any similar distribution required by another series of Preferred Stock and immediately prior to any further distribution to stockholders.

          (b) Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily.

          (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series I Non-Voting Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay the Series I Liquidation Preference in full, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with or junior to the shares of Series I Non-Voting Preferred Stock upon such dissolution, liquidation or winding up unless, in the case of any capital stock ranking on a parity with the Series I Non-Voting Preferred Stock, distributive amounts shall be paid on account of the shares of Series I Non-Voting Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          5. Conversion upon initial Public Offering. (a) The Corporation sha11
             ---------------------------------------
have the right, exercisable at its option, on or before the date of the first anniversary of the date on which the Corporation consummates a sale of its Common Stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $4.45 per share (adjusted to

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                                      -5-

reflect subsequent stock dividends, stock splits and reclassifications) and aggregate proceeds of not less than $20,000,000 (a "Public Offering"), to convert in whole the Series I Non-Voting Preferred Stock then outstanding into shares of Non-Voting Common Stock (a "Forced Conversion"); provided, that no
                                                           --------
shares of Series I Non-Voting Preferred Stock may be converted by the Corporation unless it concurrently converts or has previously converted in whole the Series H Preferred Stock into Common Stock. Upon the date of any Forced Conversion each share of Series I Non-Voting Preferred Stock shall be converted into the number of shares of Non-Voting Common Stock into which such share could then be converted pursuant to Section 7 hereof.

          (b) The Corporation shall give written notice of a Forced Conversion (the "Forced Conversion Notice") at least 5, but not more than 20, days prior to the date fixed for conversion to each holder of shares of Series I Non-Voting Preferred Stock to be converted, at such holder's address as it appears on the transfer books of the Corporation. If the Forced Conversion Notice is given prior to consummation of a Public Offering, it may state that the Forced Conversion is conditioned upon consummation of the Public Offering. The Forced Conversion Notice shall state:

          (i) the Series I Liquidation Preference per share of Series I Non-Voting Preferred Stock;

          (ii) the Market Price of a share of Common Stock (or the estimated initial public offering price in the case of a Forced Conversion Notice given prior to consummation of a Public Offering) and the number of shares of Non-Voting Common Stock issuable upon the Forced Conversion of one share of Series I Non-Voting Preferred Stock;

          (iii) the date fixed for the Forced Conversion; and

          (iv) that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series I Non-Voting Preferred Stock are to be surrendered for conversion, in the manner designated, his certificate or certificates representing the shares of Series I Non-Voting Preferred Stock to be converted.

          6. Reacquired Shares. Except to the extent provided for in Section
             -----------------
(7)(h)(iv), any shares of Series I Non-Voting Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled upon acquisition thereof and shall not be reissued by the Corporation.

          7. Conversion. The holders of the Series I Non-Voting Preferred Stock
             ----------
shall have conversion rights as follows (the "Conversion Right"):

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                                      -6-

          (a) Right to Convert. Each share of Series I Non-Voting Preferred
              ----------------
Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series I Non-Voting Preferred Stock, into Common Stock or Non-Voting Common Stock; provided, however, that no holder of Series I
                            --------
Non-Voting Preferred Stock shall be entitled to convert any such shares into shares of Common Stock to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of stock or other securities of any kind of the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates. The Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Series I Non-Voting Preferred Stock into shares of Common Stock unless such conversion is permitted under applicable law; provided, however, that the
                                              --------
Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law. The number of fully paid and nonassessable shares of Common Stock or Non-Voting Common Stock that each share of Series I Non-Voting Preferred Stock is convertible into is that number obtained by dividing the Original Series I Issue Price by the Conversion Price at the time in effect for such share plus, in the case of a Forced Conversion or a conversion at the election of the Holder, a number of shares of Common Stock or Non-Voting Common Stock equal to the quotient of (i) the excess of the Series I Liquidation Preference over the Original Series I Issue Price, divided by (ii) the Market Price of a share of Common Stock, all determined as of the date of conversion in the case of conversion by a holder, or as of a date not more than 10 days prior to the date of mailing of a Forced Conversion Notice. The initial Conversion Price per share for shares of Series I Non-Voting Preferred Stock shall be the Original Series I Issue Price subject to adjustment as set forth in subsections 7(b)(i) and 7(b)(ii).

          The "Market Price" of the Common Stock on any Stock Trading Day means the average for a period of 20 consecutive Stock Trading Days ending within ten days of the date of determination of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices, as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated or, if the Common Stock is not listed or traded on any national securities exchange and prices for the Common Stock are not reported by NASDAQ or the National

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                                      -7-

Quotation Bureau Incorporated, the value established by the Board of Directors of the Corporation as the fair market value of a share of Common Stock, which value shall not be higher than the value per share received upon issuance of Common Stock to an unaffiliated third party within three months prior to the date of determination, if any, provided that if the Market Price is determined for purposes of a Forced Conversion notice of which is given prior to or within 30 days after the closing of a Public Offering, the Market Price of a share of Common Stock shall be the price to the public in such Public Offering.

          "Stock Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

          (b) Conversion Price Adjustments of Series I Non-Voting Preferred
              -------------------------------------------------------------
Stock. The Conversion Price of the Series I Non-Voting Preferred Stock shall be
-----
subject to adjustment from time to time as follows:

          (i) In the event the Corporation should at any time or from time to time after the date of original issuance of the Series I Non-Voting Preferred Stock ("Series I Original Issue Date") fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents") without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series I Non-Voting Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock or Non-Voting Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Shares outstanding and those issuable with respect to such Common Share Equivalents. The aggregate maximum number of shares of Common Shares deliverable pursuant to Common Share Equivalents shall be deemed to have been issued at the time such Common Share Equivalents were issued. However, upon the expiration of such Common Share Equivalents where none, or only a portion, of the aggregate maximum number of shares of Common Shares issuable thereunder were actually issued, the Conversion Price of the Series I Non-Voting Preferred Stock, to the extent in any way affected by the issuance of such Common Share Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Shares actually issued.

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                                      -8-

          (ii) If the number of shares of Common Shares outstanding at any time after the Series I Original Issue Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price for the Series I Non-Voting Preferred Stock shall be appropriately increased so that the number of shares of Common Stock or Non-Voting Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (iii) Without the prior written consent of all of the holders of Series H Preferred Stock and Series I Non-Voting Preferred Stock, consenting as a single class except to the extent that a vote or consent by the holders of Series I Non-Voting Preferred Stock would violate any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holders and their Affiliates, the Corporation (x)
     (1) will not issue to Dillon, Read & Co. Inc., a Connecticut corporation ("Dillon Read"), or any person directly or indirectly controlling, controlled by or under direct or indirect common control with Dillon Read or any affiliate of Dillon Read (collectively, a "DR Entity") any equity security senior to the Series H Preferred Stock or the Series I Non-Voting Preferred Stock in respect of the payment of dividends or distributions upon liquidation of the Corporation, and (2) will not permit any Subsidiary to issue to any DR Entity any equity securities; provided, however,
                                                      --------  -------
     clause (x) above shall not apply if the holders of Series H Preferred Stock and Series I Non-Voting Preferred Stock and any other non-DR Entity which is a shareholder of the Corporation and which has been granted rights similar to those granted in this subsection 7(c)(iii) have been afforded the opportunity to purchase a sufficient portion of such securities so as to allow the holders of Series H Preferred Stock and Series I Non-Voting Preferred Stock to retain their relative ownership interests in the Corporation relative to the DR Entities, the holders of Series H Preferred Stock and Series I Non-Voting Preferred Stock and each such shareholder at such time; and (y) will not issue any equity securities at a price below the Fair Market Value (as hereinafter defined) of such equity securities except that the Corporation may issue equity securities to officers and employees of the Corporation and acquired businesses whom the Corporation desires to provide incentive (the "Incentive Shares") at a value below the Fair Market Value (as hereinafter defined); provided that such Incentive
                                                 --------
     Shares do not constitute more than 15% the Corporation's equity (on a fully-diluted basis).

          (iv) For the purposes of this Certificate of Designations, "Fair Market Value" of a share of any equity security on any date means the average for a period of 10 consecutive Stock Trading Days immediately prior to such date of the high and low sale prices (or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange,

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                                      -9-

     or if the security is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated or, if the security is not listed or traded on any national securities exchange and prices for the security are not reported by NASDAQ or the National Quotation Bureau Incorporated, the value established by the Board of Directors of the Corporation, in the good faith exercise of its reasonable business judgment, as the fair market value of such security.

          (c) Other Distributions. In the event the Corporation shall declare a
              -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 7(b), then, in each such case for the purpose of this subsection 7(c), the holders of the Series I Non-Voting Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock or Non-Voting Common Stock of the Corporation into which their shares of Series I Non-Voting Preferred Stock are convertible, at the election of the holder, as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution.

          (d) Recapitalization. If at any time or from time to time there shall
              ----------------
be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7 or Section 8) provision shall be made so that the holders of the Series I Non-Voting Preferred Stock shall thereafter be entitled to receive upon conversion of the Series I Non-Voting Preferred Stock the number of shares of stock or other securities or property of the Corporation which such holders would have received in connection with such recapitalization if such holders had converted their Series I Non-Voting Preferred Stock immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series I Non-Voting Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series I Non-Voting Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (e) No Impairment. The Corporation will not, by amendment of this
              -------------
Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series I Non-Voting Preferred Stock against impairment.

          {f) No Fractional Shares and Certificate as to Adjustments.
              ------------------------------------------------------

          (i) No fractional shares shall be issued upon conversion of the Series I Non-Voting Preferred Stock, and the number of shares of Common Stock or Non-Voting Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series I Non-Voting Preferred Stock the holder is at the time converting into Common Stock or Non-Voting Common Stock and the number of shares of Common Stock or Non-Voting Common Stock issuable upon such aggregate conversion.

          (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series I Non-Voting Preferred Stock pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series I Non-Voting Preferred Stock which was adjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series I Non-Voting Preferred Stock which was adjusted, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock or Non-Voting Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such holder's Series I Non-Voting Preferred Stock.

          (g) Notices of Record Date. In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series I Non-Voting Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (h) Conversion to Series H Preferred Stock.
              --------------------------------------

          (i) Any holder shall be entitled to convert, at any time and from time to time, any and all shares of Series I Non-Voting Preferred Stock held by such holder into the same number of shares of Series H Preferred Stock; provided, however, that no holder of any shares of Series I Non-Voting
     --------
     Preferred Stock shall be entitled to convert any such shares into shares of Series H Preferred Stock to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

          (ii) The Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Series I Non-Voting Preferred Stock into shares of Series H Preferred Stock unless such conversion is permitted under applicable law; provided, however, that
                                                        --------
     the Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law.

          (iii) Notwithstanding anything to the contrary contained in this Certificate of Designations, the Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Preferred Stock if such action will increase above 24.9% the percentage of outstanding capital stock of the Corporation owned or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this Section 7(h)).

          (iv) Shares of Series I Non-Voting Preferred Stock that are converted into shares of any other class shall not be reissued, except for reissuance in connection with the conversion of shares of Series H Preferred Stock into shares of Series I Non-Voting Preferred Stock

          (v) If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Series H Preferred Stock, the outstanding shares of Series I Non-Voting Preferred Stock shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion rights hereunder. In case of any reorganization, reclassification or change of shares of Series H Preferred Stock, or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Series H Preferred Stock), or in case of any sale, lease or other disposition to another entity (other than a wholly owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of a share of Series I Non-Voting Preferred Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share of Series I Non-Voting Preferred Stock would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of Series H Preferred Stock into which such share of Series I Non-Voting Preferred Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Series I Non-Voting Preferred Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Series I Non-Voting Preferred Stock. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of Series I Non-Voting Preferred Stock would be required to take (i) any voting securities, the voting provisions of which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities, the voting provisions of which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

          (i) Mechanics of Conversion. Before any holder of Series I Non-Voting
              -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock or Non-Voting Common Stock, receive the shares of Non-Voting Common Stock into which the Series I Non-Voting Preferred Stock has been automatically converted or to convert Series I Non-Voting Preferred Stock into Series H Preferred Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock, Non-Voting Common Stock or Series H Preferred Stock, as the case may be, are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series I Non-Voting Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, Non-Voting Common Stock or Series H Preferred Stock, as the case may be, to which such holder shall be entitled as aforesaid and, in the case of partial conversions, a certificate or certificates for the number of shares of Series I Non-Voting Preferred Stock which have not been converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series I Non-Voting Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock, Non-Voting Common Stock or Series H Preferred Stock, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, Non-Voting Common Stock or Series H Preferred Stock, as the case may be, as of such date.

          (j) Reservation of Stock Issuable upon Conversion. The Corporation
              ---------------------------------------------
shall at all times preserve and keep available out of its authorized but unissued shares of Common Stock, Non-Voting Common Stock or Series H Preferred Stock solely for the purpose of effecting the conversion of the shares of the Series I Non-Voting Preferred Stock such number of shares of Common Stock, Non-Voting Common Stock or Series H Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series I Non-Voting Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock, Non-Voting Common Stock or Series H Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series I Non-Voting Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series I Non-Voting Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock, Non-Voting Common Stock or Series H Preferred Stock to such number of shares as shall be sufficient for such purposes.

          (k) Notices. Any notice required by the provisions of this Section 7
              -------
to be given to the holders of shares of Series I Non-Voting Preferred Stock shall be deemed given if deposited in the United States mail, postage Prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          8. Merger, Consolidation. At any time, in the event of:
             ---------------------

          (i) any transaction or series of related trans-actions (including, without limitation, any reorgan-ization, merger or consolidation) which will result in the corporation's shareholders immediately prior to such transaction not holding (by virtue or such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity, or

          (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's shareholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consid-eration of the Corporation's sale) at least 50% of the voting power of the purchasing entity, then

               (a) Holder of the Series I Non-Voting Preferred Stock shall receive for each share of such stock in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, the greater of (1) the Series I Liquidation Preference; provided that if the amounts distributable to
                                  --------
          stockholders are not sufficient to make full payment of the aforesaid preferential amounts to the holders of the Series I Non-Voting Preferred Stock in accordance herewith and to the holders of each other series of Preferred Stock ranking on a parity with the Series I Non-Voting Preferred Stock, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount distributable to stockholders shall be distributed among the holders of the Series I Non-Voting Preferred Stock and any other series of Preferred Stock entitled to participate therein in proportion to the liquidation preference of the shares held by each such holder and (2) the sum of (x) the excess of the Series I Liquidation Preference per share over the Original Series I Issue Price plus (y) the Shared Allocation.

               (b) The Corporation shall give each holder of record of Series I Non-Voting Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction. whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 8, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of the Series I Non-Voting Preferred Stock.

               (c) The provisions of this Section 8 are in addition to the provisions of Section 2 hereof.

          IN WITNESS WHEREOF, U.S.I. HOLDINGS CORPORATION has caused this certificate to be executed by Bernard H. Mizel and John Addeo, being the Chief Executive officer and Secretary, respectively, of the Corporation this 18 day of December, 1995.


                                                     /s/ Bernard H. Mizel
                                                     ---------------------------
                                                     Chief Executive Officer


  ATTEST:


/s/ John Addeo
-------------------
    Secretary